QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.33

TERMINATION AGREEMENT

        This Termination Agreement (the "Agreement") is made as of this 30th day of January 2008 (the "Termination Date") by and between Daiichi Sankyo Company, Ltd. ("Daiichi Sankyo"), a Japanese corporation having its principal place of business at 5-1 Nihonbashi-Honcho, 3-chome, Chuo-ku, Tokyo 103-8426, Japan, and Metabasis Therapeutics, Inc. ("Metabasis"), a Delaware corporation having its principal place of business at 11119 North Torrey Pines Road, La Jolla, California 92037. Capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings set forth in the Amended and Restated Collaborative Research and Development and License Agreement between Sankyo Co., Ltd. (which was merged with Daiichi Sankyo as of April 1, 2007) and Metabasis, dated June 30, 1999 (the "License Agreement").

WITNESSETH:

        WHEREAS, Daiichi Sankyo and Metabasis entered into the License Agreement pursuant to which the parties conducted a research program and Daiichi Sankyo commenced clinical development on the Licensed Compound known as CS-917 and also entered into the Exclusive Option Agreement, dated as of October 21, 2002 (the "Option Agreement") pursuant to which the parties conducted additional activities in the Field, which Option Agreement has expired; and

        WHEREAS, Daiichi Sankyo and Metabasis have mutually agreed to terminate the License Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Daiichi Sankyo and Metabasis, intending to be legally bound, hereby agree as follows:

1.     Termination of License Agreement.

                (a)   Daiichi Sankyo and Metabasis each agrees that the License Agreement shall be terminated as of the Termination Date. Notwithstanding anything to the contrary in the License Agreement, effective upon the Termination Date, all rights and obligations of the parties under the License Agreement shall terminate except as expressly set forth in this Termination Agreement. All rights to all compounds discovered or generated in the course of research and development activities conducted by the parties under the License Agreement and/or the Option Agreement, including, without limitation, all Compounds, shall revert to (i) Metabasis if such compounds were discovered or generated by Metabasis or were licensed to Metabasis from a Third Party and (ii) Daiichi Sankyo if such compounds were discovered or generated by Daiichi Sankyo.

                (b)   MTI Inventions shall continue to be owned by Metabasis and Sankyo Inventions shall continue to be owned by Daiichi Sankyo, except as provided in Section 2(c).

                (c)   Notwithstanding the termination of the License Agreement, Daiichi Sankyo and Metabasis, as applicable, shall undertake the obligations as set forth in Section 1(a) above and Sections 2 and 3 below.

2.    Outstanding Obligations with Respect to Daiichi Sankyo.    Daiichi Sankyo and Metabasis each agrees and acknowledges that, as soon as practicable after the Termination Date, with respect to Daiichi Sankyo:

                (a)   Daiichi Sankyo shall keep open and active the Investigational New Drug Application filed with the Food and Drug Administration ("FDA") for the Licensed Compound, as well as any comparable application(s) filed with any regulatory body in any other jurisdiction for the Licensed Compound (the "Regulatory Filings") while the following actions described in this Section 2(a) are taken. Daiichi Sankyo shall, promptly after its finalization, deliver to Metabasis (i) the final study report for the clinical study (CS-917-A-U205), and (ii) the final study reports for the clinical pharmacology studies (U-111 Cimet/Quin; U-113 BA-abbreviated CTR; and U112 14C/ADME). Daiichi Sankyo confirms that there are no final study reports with respect to the Licensed Compound to be written other than those referenced in the preceding sentence. Metabasis shall, within 90 days after receipt of all such final study reports, notify Daiichi Sankyo in writing whether Metabasis elects to have Daiichi Sankyo transfer the Regulatory Filings to Metabasis or to have Daiichi Sankyo close the Regulatory Filings. Effective upon written notice by Metabasis to Daiichi Sankyo that Metabasis elects to have Daiichi Sankyo transfer the Regulatory Filings to Metabasis, Daiichi Sankyo shall, and hereby does effective upon such written notice, transfer and assign the Regulatory Filings to Metabasis so that Metabasis may conduct development activities with the Licensed Compound pursuant to such Regulatory Filings. Daiichi Sankyo shall also promptly transfer to Metabasis all documentation with respect to the Regulatory Filings and shall make such filings with the FDA and any other applicable regulatory body as necessary or appropriate to effect such transfer and assignment to Metabasis. Daiichi Sankyo will bear any costs with respect to such transfer and assignment to Metabasis and related filings. If Metabasis elects to have Daiichi Sankyo close the Regulatory Filings or does not notify Daiichi Sankyo in writing within such time frame, then Daiichi Sankyo shall promptly take all necessary actions to close the Regulatory Filings.

                (b)   Daiichi Sankyo shall, and hereby does, transfer and assign all data in the Regulatory Filings and all information and data from any clinical or preclinical studies of the Licensed Compound conducted by or on behalf of Daiichi Sankyo, including statistical models, integrated and individual data sets, final reports and all regulatory correspondence, to Metabasis, which information and data Metabasis may use for research, development and commercialization of the Licensed Compound and any product containing the Licensed Compound by or on behalf of Metabasis, including through any affiliate, licensee or assignee. Daiichi Sankyo shall also promptly transfer to Metabasis, at Daiichi Sankyo's expense, all documentation with respect to such information and data. Daiichi Sankyo shall provide such data and Regulatory Filings to Metabasis in electronic format.

                (c)   Daiichi Sankyo shall, and hereby does, assign its interest in (i) patent application No. MTI037 and (ii) the Sankyo Invention patent applications numbered FP0529, and FP0626 (collectively, the "Patent Applications", as more fully described in Exhibit A-1 attached hereto) to Metabasis, and Metabasis shall thereafter bear all responsibility, expenses and costs relating to such Patent Applications; provided, however, and subject to, Metabasis granting to Daiichi Sankyo a non-exclusive, fully paid-up, perpetual, irrevocable, worldwide license, including the right to grant sublicenses, to the Patent Applications. Daiichi Sankyo shall promptly transfer to Metabasis all documentation with respect to the Patent Applications, including, without limitation, all correspondence with any patent office, and shall make such filings with each applicable patent office as necessary or appropriate to effect the assignment of the Patent Applications to Metabasis. Daiichi Sankyo will bear any costs with respect to such transfer and assignment to Metabasis of the Patent Applications and related filings. Daiichi Sankyo confirms to Metabasis that Daiichi Sankyo does not own or control any patent, patent application or invention with respect to compounds discovered, generated or developed in the course of research and development activities conducted by the parties under the License Agreement or the Option Agreement other than the Patent Applications. Daiichi Sankyo shall abandon the Daiichi Sankyo Invention patent applications numbered FP0318, FP0530, FP0706, FP0603 and JP2006-251995 (collectively, the "Abandoned Applications", as more fully described in Exhibit A-2 attached hereto) and shall not, whether directly or indirectly, revive or seek to revive all or any part of the Abandoned Applications.

                (d)   Daiichi Sankyo confirms to Metabasis that Daiichi Sankyo has ceased, in accordance with the agreement between Metabasis and Daiichi Sankyo, all activities related to the toxicology, chemistry manufacturing and controls, and pharmacokinetic studies and activities relating to the Licensed Compound set forth in Exhibit B attached hereto, and shall not use any materials, data or information from such activities, provided that Daiichi Sankyo shall, at Daiichi Sankyo's cost, transfer 3 kg from the inventory of API described in Exhibit B to Metabasis.

                (e)   Daiichi Sankyo shall remain responsible for all liability, obligations, costs and expenses related to all studies and activities relating to the Licensed Compound conducted by or on behalf of Daiichi Sankyo, including, without limitation, those studies and activities set forth in Exhibit B, and shall indemnify and hold harmless Metabasis and its directors and employees with respect to any claims or losses arising from or relating to any such studies and activities, except to the extent that any claims or losses are based solely upon studies and activities for which Metabasis has an indemnification obligation under Section 3(b).

                (f)    Daiichi Sankyo shall destroy all FBPase constructs and related expression vectors and protocols for screening and shall confirm in writing to Metabasis that all of such items have been destroyed.

                (g)   Daiichi Sankyo shall, at Daiichi Sankyo's expense, store blood samples obtained in connection with studies of the Licensed Compound and shall not use such blood samples unless subsequently agreed in writing by Daiichi Sankyo and Metabasis for potential future pharmacogenomic studies. Should Daiichi Sankyo and Metabasis not agree on the pharmacogenomic studies, Daiichi Sankyo may destroy such blood samples.

        (h)   Daiichi Sankyo may publish information from non-clinical studies of the Licensed Compound as summarized on Exhibit C subject to compliance with the conditions of this Section 2(h). Before any such material is submitted for publication, Daiichi Sankyo shall first deliver a complete copy of the proposed publication to Metabasis at least 30 days prior to submitting the material to a publisher and obtain Metabasis' written consent to proceed with such publication, provided that Metabasis shall notify Daiichi Sankyo of any comments it may have within 20 days from the date which it receives such proposed publication from Daiichi Sankyo and shall not unreasonably withhold such consent.

3.     Outstanding Obligations with Respect to Metabasis.

                (a)   Daiichi Sankyo and Metabasis each agrees and acknowledges that, as soon as practicable after the Effective Date, with respect to Metabasis, Metabasis shall (i) accept assignment and assume full title and ownership of the Patent Applications and (ii) grant to Daiichi Sankyo a non-exclusive, fully paid-up, perpetual, irrevocable, worldwide license, including the right to grant sublicenses, to the Patent Applications.

                (b)   Metabasis shall indemnify and hold harmless Daiichi Sankyo and its directors and employees with respect to any claims or losses arising from or relating to any future studies or activities conducted by Metabasis in connection with, or relating to, the Licensed Compound, except to the extent that any claims or losses are based solely upon studies and activities for which Daiichi Sankyo has an indemnification obligation under Section 2(e).

4.    Indemnification Procedure.    A party entitled to indemnification pursuant to Sections 2(e) or 3 (b) shall notify the indemnifying party promptly of any claim that might give rise to a claim of indemnification, shall allow the indemnifying party to handle the defense of the claim (provided the indemnifying party acknowledges its obligation to indemnify hereunder), shall cooperate in the defense of such claim, and shall not settle such claim without the indemnifying party's written consent (which shall not be unreasonably withheld, delayed or conditioned). An indemnified party shall have the right to participate in the defense of any matter as to which indemnification is being provided with its own counsel and at its own expense.

5.    Release.    In consideration of the foregoing agreements, acknowledgments and obligations, except as expressly set forth in this Agreement, Daiichi Sankyo and Metabasis each agree that the other shall no longer bear any liability, duty, or obligation whatsoever arising under or related to the License Agreement or any matters relating to the relationship between the parties with respect to research and development of compounds and products, including Compounds, for treatment of diabetes, and shall be immediately released from any and all such liabilities, duties or obligations arising prior to, and existing at, the time of this Agreement. Each party acknowledges that it has read and understood Section 1542 of the Civil Code of the State of California (set forth below) and hereby expressly waives and relinquishes all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to the release set forth in this Section 5:

  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

6.    Survival.    The provisions of Article 11 (Confidentiality) shall survive termination of the License Agreement; provided that the parties acknowledge and agree that all Information transferred or assigned to Metabasis pursuant to this Agreement shall be Information of Metabasis.

7.    Notices.    All notices required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when: (i) delivered by hand, courier, or express mail service (with written confirmation of receipt); (ii) sent by means of facsimile or other wire transmission (with provision for assurance of receipt in a manner typical with respect to communications of that type); or (iii) mailed by registered or certified first class mail, return receipt requested, to the address or facsimile (fax) number set forth below (or to such other person, address, or facsimile (fax) number as a party may, from time to time, designate by written notice):

  (i)
  if to Daiichi Sankyo:

    Daiichi Sankyo, Company, Ltd.
    2-58, Hiromachi 1 chome
    Shinagawa-ku, Tokyo 140-8710
    Japan
    Attention: General Manager, Global Project Management,
                       R&D Division
    Fax: 81-3-5740-3602

    Vice President, General Counsel and Secretary
    Daiichi Sankyo, Inc.
    Two Hilton Court
    Parsippany, NJ 07054
    Fax: 973-630-2808

  (ii)
  if to Metabasis:

    Metabasis Therapeutics, Inc.
    11119 North Torrey Pines Road
    La Jolla, California 92037
    Attention: President and Chief Executive Officer
    Fax: 858-458-3504

  With a copy to:

    Cooley Godward Kronish LLP
    4401 Eastgate Mall
    San Diego, California 92121
    Attention: Kay Chandler
    Fax: 858-550-6420

8.    Publicity.    A party shall not, except with the prior written consent of the other party, issue, or cause to be issued, any press release, or other public statement on or in any way related to this Agreement or the License Agreement or the rights and obligations thereunder; provided, however, that either party may (i) issue statements as required by applicable law and (ii) disclose information or issue public statements already approved by a party pursuant to the License Agreement, or with the prior consent of the other party.

9.    Governing Law.    This Agreement, including, without limitation, its construction, interpretation, breach, and damages for breach, shall be governed by and construed in accordance with the laws of the State of California (without regard to its conflict of laws principles).

10.    Waiver.    A party's failure to exercise or enforce any right conferred upon it hereunder shall not be deemed a waiver of any such right or any other right or operate to bar the exercise or enforcement thereof at any time or times thereafter; nor shall a party's waiver of any right hereunder at any time be deemed a waiver thereof for any other time.

11.    Severability.    If any provision of this Agreement should be finally determined by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason, the parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

12.    Further Assurances.    Each of the parties shall perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the purpose and transfer the intellectual property rights, filings, data and activities contemplated under this Agreement.

13.    Counterparts, Headings and Ambiguities.    The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. In interpreting any provision of this Agreement, no weight shall be given to, nor shall any construction or interpretation be influenced by, the fact that counsel for one of the parties drafted this Agreement, each party recognizing that it and its counsel have had an opportunity to review this Agreement and have contributed to the final form of the same.

14.    Entire Agreement.    This Agreement represents and contains the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, statements, clauses, and conditions with respect to the transactions contemplated by this Agreement or which may be contained in any other form or document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DAIICHI SANKYO COMPANY, LTD.	METABASIS THERAPEUTICS, INC.
By: /s/ Kazunori Hirokawa	By: /s/ Ed Baracchini
Name: Kazunori Hirokawa	Name: Ed Baracchini
Title: Executive Officer, Head of R&D Division	Title: SVP, Business Development
Date: Jan 30, 2008	Date: Jan. 31, 2008

EXHIBIT A-1

PATENT APPLICATIONS

MT1037

Title:    Combination of FBPase Inhibitor and anti diabetic agents

<Combination use> FBPase inhibitors + Anti-diabetics (Insulin, SU etc.)

country	application No.	filing date
AU	2001273271	7/5/2001
BR	P10112212-6	7/5/2001
CA	2412142	7/5/2001
CN	1814924.3	7/5/2001
CZ	PV2003-5	7/5/2001
EP	1952530.2	7/5/2001
HK
HU	US01/21557	7/5/2001
ID	2002000977	7/5/2001
IL	153513	7/5/2001
IN	PCT/200201873	7/5/2001
JP	2002-508433	7/5/2001
KR	2003-7000126	7/5/2001
MX	PA/a/2002/012713	7/5/2001
NO	2003-0034	7/5/2001
NZ	523227	7/5/2001
PL	365779	7/5/2001
RU	2003 7000126	7/5/2001
SG	200207558-8	7/5/2001
SK	PP6-2003	7/5/2001
US	09/900364	7/5/2001
VN	1-2003-00101	7/5/2001
WO	PCT/US2001/021557	7/5/2001
ZA	2003/0044	7/5/2001

FP0529

Title:    Medicinal composition for treating diabetes

<Combination use> FBPase inhibitors + Biguanides

country	application No.	filing date
BR	PI0519006-1	12/12/2005
CA	2590883	12/12/2005
CN		12/12/2005
EP	5814764.6	12/12/2005
JP	2005-357073	12/12/2005
KR	2007-7013097	12/12/2005
TW	94143827	12/12/2005
US	11/792879	12/12/2005
WO	PCT/US2005/022739	12/12/2005

FP0626

Title:    Drug containing FBPase Inhibitor

<Combination use> CS-917 + MK0431 (DPP-IV inhibitor)

country	application No.	filing date
TW	95130334	8/18/2006
WO	PCT/JP2006/316292	8/21/2006

EXHIBIT A-2

ABANDONED APPLICAT1ONS

FP0318

Title:    Preventive agents for diabetes mellitus

<Use> treatment for IGT

country	application No.	filing date
EP	3765368	7/23/2003
JP	2003-200333	7/23/2003
US	10/522401	7/23/2003
WO	PCT/JP03/09348	7/23/2003

FP0530

Title:    Medicinal composition containing FBPase Inhibitor

<Combination use> FBPase inhibitors + CS-011

country	application No.	filing date
BR	PI0519015-0	12/14/2005
CA	2591416	12/14/2005
CN		12/14/2005
EP	5816808.9	12/14/2005
JP	2005-359751	12/14/2005
KR	2007-7013335	12/14/2005
TW	94144174	12/14/2005
US	11/818534	12/14/2005
WO	PCT/US2005/022915	12/14/2005

FP0706

Title:    Preparation produced by dry process

<Formulation> process for preparing CS-917 tablet

country	application No.	filing date
TW	96112406	4/10/2007
WO	PCT/JP2007/057832	4/9/2007

Back-ups

FP0603

Title:    Thiazole compound

country	application No.	filing date
JP	2006-82453	3/24/2006
WO	PCT/JP2006/305940	3/24/2006

JP2006-251995

Title:    Pharmaceutical composition containing thiazole compound

country	application No.	filing date
JP	2006-251995	9/19/2006

EXHIBIT B

ONGOING STUDIES AND ACTIVITIES RELATED TO THE LICENSED COMPOUND

TOX

Mouse CA study	-Start of administration: May 24, 2006	-Facility BOZO research (CRO, Japan)
Rat CA study	-Start of Administration: June 13, 2006	-Facility: BOZO research (CRO, Japan)

CMC

Inventory of API (final method) in GMP condition	About 300kg	To be retested
Inventory of clinical supply in GMP condition	25mg 550K tabs, 50 mg 550K tabs, 100mg 500K tabs and placebo 1.2M tabs	Use by date -Placebo: Sep 2011 -25mg, 50mg, 100mg: Oct 2010
Stability studies (API, DP)	DP: Planned for 3 years (Oct 2006-Oct 2009)
DMF	Annual report was submitted in July 2007

PK

Measurement of PK sample in the 205 study	Preliminary measure was completed	-Facility: Simbec, UK

EXHIBIT C

PUBLICATION PLAN RELATED TO NON-CLINICAL STUDIES OF CS-917 AND BACKUP COMPOUNDS

TOX

Area	Title (tentative)	Timing for submission
Pharmacology	CS-917 inhibits hepatic GNG In vivo and improves post prandial hyperglycaemia in GK rats	1Q 2008
Pharmacology	CS-917 decreases PG and acts on liver as prodrug in cynomolgus monkeys	1Q 2008
Pharmacology	CS-917 decreases hepatic glucose production, whereas metformin increases intestinal lactate production	1Q 2008
Pharmacology	Different effects of CS-917 and metformin in vivo and possibility of combination treatment	2Q 2008
Pharmacology	Enhancement of Insulin action improves lactate metabolism in combination with CS-917	3Q 2008
ADME	Preclinical Pharmacokinetics and ADME of CS-917	by the end of 2009
ADME	Identification of renal transporters in human	by the end of 2009
ADME	Identification of activating enzymes in human	by the end of 2009
ADAM	Species differences, including human, in hepatic uptake	by the end of 2009
ADME	Species differences, including human, in renal excretion	by the end of 2009
ADME	Human Metabolism	by the end of 2009
Analysis	Elucidation of the chemical structure of volatile degradation product and their degradation mechanism for active pharmaceutical ingredients	4Q 2008
Process research	Development of manufacturing process for CS-917	by the end of 2009
Back up compounds (Medicinal chemistry)	Novel tricyclic derivatives as potent FBPase inhibitors (several articles*)	by the end of 2009

*
The number of articles has not fixed yet.

All articles are subject to review by Metabasis before submission.

Daiichi Sankyo will not newly initiate studies related to those listed in this table.

QuickLinks

  Exhibit 10.33
TERMINATION AGREEMENT
EXHIBIT A-1 PATENT APPLICATIONS
EXHIBIT A-2 ABANDONED APPLICAT1ONS
EXHIBIT B ONGOING STUDIES AND ACTIVITIES RELATED TO THE LICENSED COMPOUND
EXHIBIT C PUBLICATION PLAN RELATED TO NON-CLINICAL STUDIES OF CS-917 AND BACKUP COMPOUNDS